Exhibit 10.78

Equity Transfer Agreement - Amendment 2

Transferor (Party A): Ambow Education Management (Hong Kong) Limited

Transferee (Party B): Beijing Shengkehua Technology Co., Ltd.

The First Transferred Entity (Party C): Beijing Ambow Online Software Co., Ltd. (“Ambow Online”)

According to the equity transfer agreement which was signed on August 31, 2017 among the parties, the following supplementary terms are agreed and for all parties to abide by:

1.	Indemnity:

Party A has disclosed all rights and obligations as of the disposal date on August 31, 2017 to Party B. If there are any unrecognized matters noticed after the transfer, and such matter derived from business operations before the date of transfer, Party A shall undertake all rights and obligations (including contingent liabilities, taxes and guarantee) associated with the matter. And if such unrecognized matters derived from business operations after the date of transfer, Party B shall undertake all rights and obligations (including contingent liabilities, taxes and guarantee) associated with the matter.

2.	Transfer of Stock Option Plan:

Party C is the legal entity which has registered with China's State Administration of Foreign Exchange (“SAFE”) to undertake Ambow Education Group’s employee stock option plans. From the date of this equity transfer, all expenses, income, rights and obligations derived from Ambow Education Group’s employee stock option plans shall be undertaken by Party A. In order to protect the rights and obligations of employees who own stock options, Party A is obligated to apply for a change of registration with SAFE.

PARTY A: Ambow Education Management (Hong Kong) Limited

Authorized Representative:
Signature:	/s/
Date: December 12, 2017

Party B: Beijing Shengkehua Technology Co., Ltd.
Authorized Representative:
Signature:	/s/
Date: December 12, 2017

Party C: Beijing Ambow Online Software Co., Ltd.
Authorized Representative:
Signature:	/s/
Date: December 12, 2017